UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2021

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Restatement of 2020 Quarterly Financials
On March 31, 2021, the Audit Committee of the Board of Directors of Unique Fabricating, Inc. (the “Company”), after consultation with management and discussions with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued 2020 quarterly condensed consolidated financial statements for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 (collectively, the “Relevant Periods”) should be restated to reflect the impact of certain errors the Company has identified and, accordingly, should no longer be relied upon.
In connection with preparing its financial statements for the year ended December 31, 2020, the Company identified errors that were not detected as a result of the previously identified material weakness within certain controls and as a result the Company has concluded it is necessary to restate the Quarterly Reports on Form 10-Q for the Relevant Periods. The Company believes that the material weakness identified in its Annual Report on Form 10-K/A for the fiscal year ended December 29, 2019, which related to limited finance staffing levels that were not commensurate with the Company’s complexity and its financial accounting and reporting requirements, combined with changes as a result of the COVID-19 pandemic, such as accounting and finance personnel working remotely, contributed to the errors and the failure of the Company to identify and correct the errors in a timely manner. The most significant errors are directly attributable to the quarterly period ended on March 31, 2020; however, the errors were not identified until the fourth quarter of 2020.
The Company will file a Form 12b-25, which provides a 15-day extension period to file its Annual Report on Form 10-K for the fiscal year ended on December 31, 2020 (the “2020 Annual Report”). The Company believes that the 15-day extension period will provide enough time so that the Company can restate and reissue the Quarterly Reports for the Relevant Periods and complete the preparation of its 2020 Annual Report.
Violation of Financial Covenants
The Company expects that, when completed, its financial results for the measurement period, the six months ended December 31, 2020, will result in the Company being in violation of certain of its financial covenants, as defined in the Company’s Credit Agreement. The Company has been working with its lending group to enter into a forbearance agreement. There can be no assurance that the Company will be able to enter into a forbearance agreement. Until the Company enters into such an agreement, it will not be able to borrow from its bank lenders and even if it does enter into an agreement there can be no assurance that borrowings will be available or on what terms.
Item 8.01. Other Events.
On April 1, 2021, the Company issued a press release regarding the subject matters of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “intends,” “expects,” “anticipates,” “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements set forth herein regarding our beliefs and expectations relating to the filing of the Quarterly Reports for the Relevant Periods and the 2020 Annual Report, and our relationship with our bank lenders. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a material delay in the Company’s financial reporting, including the possibility that the Company will not be able to file its 2020 Annual Report within the 15-day extension permitted by the rules of the U.S. Securities and Exchange Commission, or the Quarterly Reports for the Relevant Periods. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unique Fabricating Inc. Press Release dated April 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: April 01, 2021	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer